Exhibit 99.1


           Brooks Automation Reports Results for Fiscal 1st Quarter
                           Ended December 31, 2003

           Bookings increase 53% sequentially; the Company expects
                           to be profitable in Q2.

    CHELMSFORD, Mass., Jan. 27 /PRNewswire-FirstCall/-- Brooks Automation,
Inc. (Nasdaq: BRKS), which creates manufacturing efficiency for the semiconductor and other complex manufacturing industries, today announced results for its fiscal first quarter ended December 31, 2003.
    Revenues for the first quarter were $82.5 million, a 1.0 percent sequential increase from the preceding quarter revenues of $81.7 million. Bookings for the quarter improved to $127.0 million, a sequential increase of
52.8 percent from the preceding quarter bookings of $83.1 million.
    The net loss for the first quarter on a GAAP ("Generally Accepted
Accounting Principles") basis was $8.9 million, or $0.23 per share, compared to a net loss on the same basis of $49.5 million, or $1.33 per share in the immediately preceding quarter.
    The net loss for the first quarter on a "pro forma" basis, defined as net earnings or loss before amortization of acquired intangible assets and other acquisition and disposition related charges, net of income taxes, was $7.0 million or $0.18 per share, compared to the preceding quarter pro forma loss of $7.2 million or $0.19 per share. It has been the practice of Brooks and of many other companies as well to report pro forma financial results since management believes that presenting the operating results before taking into account such charges provides useful information to aid in understanding ongoing, recurring operations. As in previous earnings reports, a reconciliation of GAAP to pro forma losses for the quarter is included in the attached exhibits.
    "The semiconductor capital equipment industry is currently experiencing a strong capital spending cycle," said Robert J. Therrien, chairman and chief executive officer of Brooks Automation. "The broad-based recovery of the semiconductor market is working in our favor, as our strong position in both tool and factory automation has enabled us to gain positive momentum in the early stages of this upturn. Brooks is benefiting from a marked increase in demand across virtually all of our major product lines. The sequential bookings growth of approximately 53 percent quarter-over-quarter substantially exceeded our expectations entering the quarter, and the $127 million in bookings is the largest in company history, surpassing the previous high of $124.0 million set in the March quarter of 2001. Much of the ramp in our business occurred towards the end of the December quarter which should translate into solid revenue growth in the first half of 2004. The actions that we have taken to restructure the company during the downturn have resulted in significant improvement in our operating model. We continue to control our expenses even while expanding our production output. Operating expenses for the quarter were $35.1 million, higher than the previous quarter mainly due to restoring employee pay, as we had previously forecasted. Our pro forma loss per share was $0.18, better than the guidance of a loss of $0.20 to $0.25, and we believe we will be profitable in the March quarter.
Our gross margins for the quarter improved to 36.9 percent even while revenues stayed relatively flat quarter-over-quarter. During the just-concluded quarter, we further strengthened our balance sheet, adding approximately $124 million in cash by completing a stock offering in December, resulting in a balance at the end of the quarter of approximately $313 million in cash and cash equivalents."
    Mr. Therrien commented on Brooks' improved business outlook. "We expect revenues for the March 2004 quarter to increase at least 45 percent sequentially from the December quarter, which would surpass the company's previous high for quarterly revenues of $112.0 million set in the March 2001 quarter. We should return to profitability as we expect that our earnings per share will be in the range of $0.01 to $0.05 per share on a GAAP basis, and $0.10 to $0.15 on a pro forma basis. Bookings will likely remain sequentially flat; however, depending on the timing of several large orders, there is good upside potential. Brooks has come through the downturn once again growing our market share in automation, according to our preliminary analysis of calendar 2003, and we believe we are favorably positioned to take advantage of this upturn. The challenge for us now is growing the business and delivering the operational performance we have worked hard to achieve."

    Q1 Fiscal 2004 Highlights

    -- OEM business achieved record quarterly bookings level during the quarter.
    -- Achieved milestone of shipping new generation MagnaTran 8 vacuum robot to a large OEM in North America.
    -- Shipped new generation Compact Express vacuum cluster platform with
       MagnaTran 8 DFR vacuum robots to OEM in Korea.
    -- Won multi-million dollar order from flat panel display process equipment OEM in Korea for the HX cluster tool platform.
    -- Won robot business at key OEM for its low-k dielectric process tools. -- Won a multi-million dollar order from a 300mm customer in North America for the OneFab AMHS (automated material handling system).
    -- Won an order from a 300mm customer for the expansion of its AMHS for an existing production facility.
    -- Received orders from two 200mm fabs for AMHS expansion systems.
    -- Received orders from two 200mm fabs for the expansion of SMIF loadports for fabs in Europe and Asia.
    -- Started shipments of large sorter delivery to new 300mm fab in Taiwan -- Won orders for lithography automation systems from two different fab customers in Japan.
    -- Won order for software upgrade of the existing manufacturing execution system (MES) in a DRAM fab that converted to a logic fab in Korea.
    -- Won order from North American semiconductor fab for real time dispatching and scheduling software.
    -- Completed a public offering of an aggregate of 6,900,000 shares of its common stock on December 16, 2003 at a price of $19.00 per share, for estimated net proceeds of the offering of approximately $124.0 million.

    Conference Call and Webcast
    Brooks Automation will host a conference call on Tuesday, January 27, 2004 at 8:30 AM Eastern to review its fiscal first quarter results. On the call, management will discuss the information contained in this announcement and answer related questions.

    Conference Call Date:     Tuesday, January 27, 2004
    Time:                     8:30 a.m. Eastern
                              7:30 a.m. Central
                              6:30 a.m. Mountain
                              5:30 a.m. Pacific

    Live Webcast              http://investor.brooks.com
    Dial in #:                (719) 457-2622
    Passcode:                 761505

    An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title "Brooks Automation Fiscal 2004 First Quarter Earnings Webcast". A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning @ 2:00 p.m. Tuesday, January 27, 2004, and available 7 days. The passcode for the replay is 761505.

    Pro Forma Results
    In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Brooks also discloses pro forma, or "non-GAAP", results of operations. These pro forma results are comprised of net income or net loss before the amortization of acquired intangible assets and other acquisition and disposition related charges, net of income taxes. Pro forma results are provided as a complement to the results provided in accordance with GAAP on the basis of management's belief that presenting the Company's operating results before taking such charges into account provides useful information to aid in understanding ongoing, recurring operations.

    About Brooks Automation, Inc.
    Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and related industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping customers improve throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world as well as by many customers in industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

    "Safe Harbor" Statement under Section 21E of the Securities Exchange Act of 1934:
    Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934.   These statements are
neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and profit and loss expectations, our future business strategy and market opportunities, improvements in our business, level of capital expenditures and bookings expectations in the semiconductor industry, demand for our products, and the outlook of the general economy and the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of further or future downturns in market demand for electronics; the possibility that any upturn in market demand for electronics will not be sustained; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; possible disputes concerning intellectual property; continuing uncertainties in global political and economic conditions; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

    All trademarks contained herein are the property of their respective owners.



                             BROOKS AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                December 31,     September 30,
                                                   2003              2003
                                                (unaudited)

    ASSETS
    Cash, cash equivalents and marketable
     securities                                   $215,306          $129,480
    Accounts receivable, net                        63,965            69,374
    Inventories                                     63,445            53,212
    Other current assets                            19,114            17,946

         Total current assets                      361,830           270,012

    Property, plant and equipment, net              62,569            64,825
    Long-term marketable securities                 97,374            69,108
    Intangible assets, net                          78,693            79,550
    Other assets                                     9,278             9,206

              Total assets                        $609,744          $492,701


    LIABILITIES, MINORITY INTERESTS AND
     STOCKHOLDERS' EQUITY
    Current liabilities                           $134,079          $134,857
    Convertible subordinated notes                 175,000           175,000
    Other long-term liabilities                     18,643            19,851

              Total liabilities                    327,722           329,708

    Minority interests                                 639               707

    Stockholders' equity                           281,383           162,286

                Total liabilities,
                 minority interests and
                 stockholders' equity             $609,744          $492,701


         Cash, cash equivalents, short-term and long-term marketable securities
            December 31, 2003                     $312,680
            September 30, 2003                    $198,588
            June 30, 2003                         $209,646
            March 31, 2003                        $212,933
            December 31, 2002                     $214,973


                             BROOKS AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                      Three months ended
                                                          December 31,
                                                    2003              2002


    Revenues                                       $82,546            $84,855
    Cost of revenues                                52,301             60,481

    Gross profit                                    30,245             24,374

    Operating expenses:
      Research and development                      16,068             19,674
      Selling, general and administrative           19,767             34,106
      Acquisition-related and
       restructuring charges                             -             21,096
                                                    35,835             74,876

    Loss from operations before
     amortization of
      acquired intangible assets                    (5,590)           (50,502)

    Amortization of acquired intangible
     assets                                            943              2,047

    Loss from operations                            (6,533)           (52,549)

    Interest (income) expense, net                   1,433                820
    Other (income) expense, net                        (42)            12,712

    Loss before income taxes and minority
     interests                                      (7,924)           (66,081)

    Income tax provision (benefit)                   1,013              4,815

    Loss before minority interests                  (8,937)           (70,896)

    Minority interests in earnings (loss)
     of consolidated subsidiary                        (68)                90

    Net loss attributable to common
     stockholders                                  $(8,869)          $(70,986)

    Loss per share attributable to common
     stockholders:
          Basic                                     $(0.23)            $(1.95)
          Diluted                                   $(0.23)            $(1.95)

    Shares used in computing loss per
     share attributable
      to common stockholders:
          Basic                                     38,484             36,360
          Diluted                                   38,484             36,360


        Pro Forma Net Loss Before Amortization of Acquired Intangible
         Assets and Other Acquisition and Disposition Related Charges


      Net loss attributable to common
       stockholders
        before amortization of acquired
         intangible assets
        and other acquisition and
         disposition related charges,
        net of taxes                               $(6,968)          $(24,032)


      Net loss attributable to common
       stockholders
        before amortization of acquired
         intangible assets
        and other acquisition and
         disposition related charges,
        net of taxes, assuming dilution            $(6,968)          $(24,032)

      Loss per share attributable to
       common
        stockholders before amortization
         of acquired intangible
        assets and other acquisition and
         disposition related
        charges, net of taxes
            Basic                                   $(0.18)            $(0.66)
            Diluted                                 $(0.18)            $(0.66)

      Shares used in computing loss per
       share
       attributable to common
        stockholders before amortization
        of acquired intangible assets and
         other acquisition and
        disposition related charges, net
         of taxes
            Basic                                   38,484             36,360
            Diluted                                 38,484             36,360


                                BROOKS AUTOMATION, INC.
                        CALCULATION OF PRO FORMA NET LOSS
                BEFORE AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
              AND OTHER ACQUISITION AND DISPOSITION RELATED CHARGES
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)
                                   (unaudited)


                                          U.S. GAAP   Adjustments   Pro Forma

    Revenues                                $82,546         $-       $82,546
    Cost of revenues                         52,301        237 (A)    52,064

    Gross profit                             30,245       (237)       30,482

    Operating expenses:
      Research and development               16,068        219 (B)    15,849
      Selling, general and administrative    19,767        502 (C)    19,265
      Acquisition-related and
       restructuring charges                      -          -             -
                                             35,835        721        35,114

    Loss from operations before
     amortization of
      acquired intangible assets             (5,590)      (958)       (4,632)

    Amortization of acquired intangible
     assets                                     943        943             -

    Loss from operations                     (6,533)    (1,901)       (4,632)

    Interest (income) expense, net            1,433          -         1,433
    Other (income) expense, net                 (42)         -           (42)

    Loss before income taxes and minority
     interests                               (7,924)    (1,901)       (6,023)

    Income tax provision (benefit)            1,013          -         1,013

    Loss before minority interests           (8,937)    (1,901)       (7,036)

    Minority interests in earnings (loss)
     of consolidated subsidiary                 (68)         -           (68)

    Net loss attributable to common
     stockholders                           $(8,869)   $(1,901)      $(6,968)


    Loss per share attributable to common
     stockholders:
          Basic                              $(0.23)                  $(0.18)
          Diluted                            $(0.23)                  $(0.18)

    Shares used in computing loss per
     share attributable
      to common stockholders:
          Basic                              38,484                   38,484
          Diluted                            38,484                   38,484


    Adjustments include amortization of acquired intangible assets and other acquisition and disposition related charges.

    (A)   Comprised of:
            Deferred compensation expense
             - PRI                             $237
                                               $237

    (B)   Comprised of:
            Deferred compensation expense
             - PRI                             $208
            Deferred compensation expense
             - IAS                               11
                                               $219

    (C)   Comprised of:
            Deferred compensation expense
             - PRI                             $502
                                               $502

    Contact:
     Mark Chung
     Director of Investor Relations
     Brooks Automation, Inc.
     Telephone: (978) 262-2459
     mark.chung@brooks.com


SOURCE  Brooks Automation, Inc.
    -0-                             01/27/2004
    /CONTACT: Mark Chung, Director of Investor Relations, Brooks Automation, Inc., +1-978-262-2459, mark.chung@brooks.com /
    /Web site:  http://www.brooks.com/
    (BRKS)

CO:  Brooks Automation, Inc.
ST:  Massachusetts
IN:  CPR SEM
SU:  CCA ERN